3Q 2020 Earnings Release and Supplemental Information

Quarter Ended September 30, 2020

CyrusOne Investor Relations

Michael Schafer

Vice President, Capital Markets & Investor Relations

972-350-0060

investorrelations@cyrusone.com

CyrusOne.

3Q 2020 Earnings Release and Supplemental Information

Table of Contents

Earnings Release	3
Company Profile and Analyst Coverage	9
Summary of Financial Data	10
Condensed Consolidated Statements of Operations	11
Condensed Consolidated Balance Sheets	12
Condensed Consolidated Statements of Operations (5 quarters)	13
Condensed Consolidated Balance Sheets (5 quarters)	14
Condensed Consolidated Statements of Cash Flow	15
Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA	16
Reconciliation of Net Income (Loss) to FFO and Normalized FFO	17
Market Cap Summary, Reconciliation of Net Debt and Interest Summary	18
Debt Schedule and Debt Covenants	19
Colocation Square Footage (CSF) and CSF Leased	20
2020 Guidance	21
Data Center Portfolio	22
Gross Square Feet (GSF) Under Development and Land Available for Future Development	24
Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers	25
Customer Sector Diversification	26
Lease Distribution	27
Lease Expirations	28

Quarter Ended September 30, 2020

CyrusOne

Exhibit 99.1
CyrusOne Reports Third Quarter 2020 Earnings
Quarter-End Backlog of $82 Million in Annualized GAAP Revenue
Positions Company Well for Continued Growth

DALLAS (October 28, 2020) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced third quarter 2020 earnings.

Highlights

Category	3Q’20	vs. 3Q’19
Revenue	262.8 million	5%
Net income / (loss)	$(37.3) million	n/m
Adjusted EBITDA	$132.2 million	3%
Normalized FFO	$114.4 million	10%
Net income / (loss) per diluted common share	$(0.32)	n/m
Normalized FFO per diluted common share	$0.96	5%

•Leased 4 megawatts (“MW”) and 15,000 colocation square feet (“CSF”) in the third quarter, totaling $11 million in annualized GAAP revenue
•Backlog of $82 million in annualized GAAP revenue as of the end of the third quarter representing approximately $595 million in total contract value
•Acquired 33 acres of land in London, with approximately 100 MW of power capacity to support continued growth in one of the leading data center markets in Europe
•Entered into forward sale agreements through the at-the-market (“ATM”) equity program with respect to approximately 3.0 million shares of common stock, which will result in estimated net proceeds of approximately $219 million upon settlement by September 2021
–Combined with forward sale agreements entered into in the second quarter of 2020, which will result in estimated net proceeds of approximately $194 million upon settlement by May 2021, the Company has approximately $413 million in available forward equity
–Settled forward sale agreements entered into in the first and second quarters of 2020, resulting in net proceeds of approximately $219 million, which were used to pay down a portion of amounts outstanding under the Company’s unsecured revolving credit facility
•As previously announced, issued $400 million of 2.150% senior notes due 2030, with the net proceeds used to repay $300 million of outstanding indebtedness under the unsecured term loan maturing in March 2023 and for general corporate purposes, including the repayment of a portion of amounts outstanding under the Company's unsecured revolving credit facility
–The transaction smooths and extends the Company’s debt maturity schedule and increases its percentage of fixed-rate debt
•Announced pledge to operate carbon-free by 2040, and subsequent to the end of the quarter published initial sustainability report
•Subsequent to the end of the quarter, announced Katherine Motlagh will join the Company as CFO effective October 30, 2020
“This admittedly was a disappointing leasing quarter for us, but we have consistently stated that leasing in our business can be lumpy, particularly related to timing on the execution of hyperscale deals. Given the positive demand outlook and our productive discussions with customers, we are confident that we will produce much better results in the fourth quarter,” said Bruce W. Duncan, president and chief executive officer of CyrusOne. “Year-to-date bookings have been strong, with the $82 million revenue backlog positioning us well for 2021 and beyond, and we have capacity across our markets and $1.7 billion in available liquidity to support our growth.”

Third Quarter 2020 Financial Results
Revenue was $262.8 million for the third quarter, compared to $250.9 million for the same period in 2019, an increase of 5%. The increase in revenue was driven primarily by a 7% increase in occupied CSF and additional interconnection services, partially offset by the impact of rent churn.
Net loss was $(37.3) million for the third quarter, compared to net income of $12.6 million in the same period in 2019. Net loss for the third quarter included a $(22.9) million loss associated with a change in fair value on the undesignated portion of the Company’s net investment hedge compared to a $5.5 million gain in the third quarter of 2019, an $(8.8) million impairment loss as a result of damage to equipment held for use in inventory at our U.S. data centers, and a ($3.1) million loss on early extinguishment of debt related to the repayment of $300 million of outstanding indebtedness under the unsecured term loan maturing in March 2023. Additionally, General and administrative expenses for the third quarter of 2020 included $9.0 million in cash severance and management transition costs and severance-related stock compensation costs. The Company also recognized a $4.7 million gain during the third quarter of 2020 on its marketable equity investment in GDS Holdings Limited (“GDS”), a leading data center provider in China, compared to a $12.4 million gain in the third quarter of 2019. Net loss per diluted common share1 was $(0.32) in the third quarter of 2020, compared to net income per diluted common share of $0.11 in the same period in 2019.

Net operating income (“NOI”)2 was $153.1 million for the third quarter, compared to $147.9 million in the same period in 2019, an increase of 4%. Adjusted EBITDA3 was $132.2 million for the third quarter, compared to $127.8 million in the same period in 2019, an increase of 3%.
Normalized Funds From Operations (“Normalized FFO”)4 was $114.4 million for the third quarter, compared to $103.9 million in the same period in 2019, an increase of 10%. Normalized FFO per diluted common share was $0.96 in the third quarter of 2020, compared to $0.91 in the same period in 2019, an increase of 5%.
Leasing Activity
CyrusOne leased approximately 4 MW of power and 15,000 CSF in the third quarter, representing approximately $0.9 million in monthly recurring rent, inclusive of the monthly impact of installation charges. The leasing for the quarter represents approximately $10.7 million in annualized GAAP revenue5, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 54 months (4.5 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 50 months (taking into consideration the impact of the backlog). Recurring rent churn percentage6 for the third quarter was 0.6%, compared to 1.0% for the same period in 2019.
Portfolio Development and Percentage CSF Leased
In the third quarter, the Company completed construction on 45,000 CSF and 6 MW of power capacity in the New York Metro area. Percentage CSF leased7 as of the end of the third quarter was 87% for stabilized properties8 and 84% overall. In addition, the Company has development projects underway in Frankfurt, Dublin, London, San Antonio, the New York Metro area, Council Bluffs (IA), Phoenix, and Northern Virginia that are expected to add approximately 345,000 CSF and 78 MW of power capacity plus 321,000 square feet of powered shell.
Balance Sheet and Liquidity
As of September 30, 2020, the Company had gross asset value9 totaling approximately $8.4 billion, an increase of approximately 17% over gross asset value as of September 30, 2019. CyrusOne had $3.24 billion of long-term debt10, $157 million of cash and cash equivalents, and $1.14 billion available under its unsecured revolving credit facility as of September 30, 2020. Net debt10 was $3.11 billion as of September 30, 2020, representing approximately 27% of the Company's total enterprise value as of September 30, 2020 of $11.5 billion, or 5.1x Adjusted EBITDA for the last quarter annualized (after further adjusting net debt to reflect the pro forma impact of settlement of the forward sale agreements). After further adjusting Adjusted EBITDA to exclude the impact of the adoption of ASC 842 as of January 1, 2019, in order to present the leverage metric on a basis comparable to that of periods prior to 2019, net debt to Adjusted EBITDA for the last quarter annualized was 5.0x11. Available liquidity12 was $1.71 billion as of September 30, 2020.
The Company issued $400 million of 2.150% senior notes due 2030, with the net proceeds used to repay $300 million of outstanding indebtedness under the unsecured term loan maturing in March 2023 and for general corporate purposes, including the repayment of a portion of amounts outstanding under the Company's unsecured revolving credit facility. The transaction smooths and extends the Company’s debt maturity schedule and increases its percentage of fixed-rate debt.
Additionally, the Company entered into forward sale agreements through the ATM equity program with respect to approximately 3.0 million shares of common stock, which will result in estimated net proceeds of approximately $219 million upon settlement by September 2021. Combined with forward sale agreements entered into in the second quarter of 2020, which will result in estimated net proceeds of approximately $194 million upon settlement by May 2021, the Company has $413 million in available forward equity (no portion of these forward sale agreements has been settled as of October 28, 2020). As of September 30, 2020, there was approximately $228 million in remaining availability under the ATM equity program.
The Company also settled forward sale agreements entered into in the first and second quarters of 2020, resulting in net proceeds of approximately $219 million, which were used to pay down a portion of amounts outstanding under the Company’s unsecured revolving credit facility.
Additionally, the Company raised approximately $13.3 million through the sale of approximately 160,000 American depository shares (“ADSs”) of GDS. The settlement of a portion of the ADSs and receipt of the associated proceeds occurred in October 2020. After taking into account the impact of the sale of ADSs, CyrusOne owned approximately 1.9 million ADSs with a total value of approximately $155 million based on GDS’s share price as of September 30, 2020. Also, as previously disclosed in the second quarter of 2020, the settlement of a portion of the ADSs sold in June 2020 and receipt of the associated proceeds occurred in July 2020 (not included in the $13.3 million referenced above).
Dividend
On July 29, 2020, the Company announced a dividend of $0.51 per share of common stock for the third quarter of 2020, a 2% increase in the quarterly dividend compared to the second quarter of 2020. The dividend was paid on October 9, 2020, to stockholders of record at the close of business on September 25, 2020.
Additionally, today the Company is announcing a dividend of $0.51 per share of common stock for the fourth quarter of 2020. The dividend will be paid on January 8, 2021, to stockholders of record at the close of business on January 4, 2021.
Guidance
CyrusOne is updating guidance for full year 2020, tightening the guidance ranges for Total Revenue and Adjusted EBITDA, increasing the lower end of the guidance range for Normalized FFO per diluted common share, and increasing the upper and lower ends of the guidance range for Capital Expenditures and Capital Expenditures - Development. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. The COVID-19 pandemic continues to evolve rapidly and the potential impact on our business remains uncertain and unpredictable.
CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, Impairment losses and loss on disposal of assets and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2020 Guidance	Current 2020 Guidance
Total Revenue	$1,010 - 1,045 million	$1,020 - 1,035 million
Lease and Other Revenues from Customers	$865 - 890 million	$865 - 875 million
Metered Power Reimbursements	$145 - 155 million	$155 - 160 million
Adjusted EBITDA	$525 - 550 million	$535 - 540 million
Normalized FFO per diluted common share	$3.75 - 3.90	$3.80 - 3.90
Capital Expenditures	$850 - 950 million	$900 - 1,000 million
Development(1)	$835 - 930 million	$885 - 980 million
Recurring	$15 - 20 million	$15 - 20 million

(1)Development capital expenditures include the acquisition of land for future development.
Upcoming Conferences and Events
•Berenberg Virtual U.S. CEO Conference 2020 on November 12-13
•NAREIT’s Virtual REITworld on November 17-19
•Morgan Stanley Virtual European Technology, Media & Telecoms Conference on November 18-20
•BofA Securities Virtual Global Data Center Conference on November 24-25
•Wells Fargo Virtual TMT Summit 2020 on December 1-2
•NASDAQ Virtual Investor Conference on December 1-4
•UBS Global TMT Virtual Conference on December 7-9
•Mizuho Virtual Data Center Series on December 14-15

Conference Call Details
CyrusOne will host a conference call on October 29, 2020, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the third quarter 2020. A live webcast of the conference call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The presentation to be made during the call is now available in this location. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on October 29, 2020, through November 12, 2020. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10148433.
Safe Harbor
This release and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our and our customers’ respective businesses and industries, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, (i) the potential widespread and highly uncertain impact of public health outbreaks, epidemics and pandemics, such as the COVID-19 pandemic; (ii) loss of key customers; (iii) economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve; (iv) risks related to the development of our properties including, without limitation, obtaining applicable permits, power and connectivity and our ability to successfully lease those properties; (v) weakening in the fundamentals for data center real estate, including but not limited to, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications; (vi) loss of access to key third-party service providers and suppliers; (vii) risks of loss of power or cooling which may interrupt our services to our customers; (viii) inability to identify and complete acquisitions and operate acquired properties; (ix) our failure to obtain necessary outside financing on favorable terms, or at all; (x) restrictions in the instruments governing our indebtedness; (xi) risks related to environmental matters; (xii) unknown or contingent liabilities related to our acquisitions; (xiii) significant competition in our industry; (xiv) loss of key personnel; (xv) risks associated with real estate assets and the industry; (xvi) failure to maintain our status as a REIT (as defined below) or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended; (xvii) REIT distribution requirements could adversely affect our ability to execute our business plan; (xviii) insufficient cash available for distribution to stockholders; (xix) future offerings of debt may adversely affect the market price of our common stock; (xx) increases in market interest rates will increase our borrowings costs and may drive potential investors to seek higher dividend yields and reduce demand for our common stock; (xxi) market price and volume of stock could be volatile; (xxii) risks related to regulatory changes impacting our customers and demand for colocation space in particular geographies; (xxiii) our international activities, including those conducted as a result of land acquisitions and with respect to leased land and buildings, are subject to special risks different from those faced by us in the United States; (xxiv) the significant uncertainty that remains about the future relationship between the United Kingdom and the European Union as a result of the United Kingdom’s withdrawal from the European Union; (xxv) expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations; (xxvi) a failure to comply with anti-corruption laws and regulations; (xxvii) legislative or other actions relating to taxes; (xxviii) the ongoing trade conflict and political tensions between the United States and the People's Republic of China; and (xxix) other factors affecting the real estate and technology industries generally. More information on potential risks and uncertainties is available in our recent filings with the Securities and Exchange Commission (SEC), including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.
Adoption of New Accounting Standard and Use of Non-GAAP Financial Measures and Other Metrics

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02 (codified in ASC 842, Leases (“ASC 842”)) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The ASU requires that a liability be recorded on the balance sheet for all leases where the reporting entity is a lessee, based on the present value of future lease obligations. A corresponding right-of-use asset will also be recorded. Amortization of the lease obligation and the right-of-use asset for leases classified as operating leases are on a straight-line basis. Leases classified as financing leases are required to be accounted for as financing arrangements similar to the accounting treatment for capital leases under ASC 840, Leases (the former accounting standard for all leases).

We adopted ASU 2016-02 on January 1, 2019, applied the package of practical expedients included therein and utilized the modified retrospective transition method with the cumulative effect of transition recognized on the effective date. By applying the modified retrospective transition method, the presentation of financial information for periods prior to January 1, 2019 was not restated.
This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than, or a substitute for, comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI, which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. Management uses these measures as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs), these measures are used by investors as a basis to evaluate REITs. Other REITs may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income presented in accordance with GAAP as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. These measures also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.
1Net income (loss) per diluted common share is defined as Net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 118.7 million for the third quarter of 2020 and 113.5 million for the third quarter of 2019.
2We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.
We calculate NOI as Net (loss) income, adjusted for Sales and marketing expenses, General and administrative expenses, Depreciation and amortization expenses, Transaction, acquisition, integration and other related expenses, Interest expense, net, Gain on marketable equity investment, Loss on early extinguishment of debt, Impairment losses, Foreign currency and derivative losses (gains), net, Other expense, Income tax benefit and other items as appropriate. Amortization of deferred leasing costs is presented in Depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these Sales and marketing expenses from our NOI calculation, consistent with the treatment of General and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to Net income presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
3Adjusted EBITDA, which is a non-GAAP financial measure, is defined as Net income (loss) as defined by GAAP adjusted for Interest expense, net; Income tax benefit; Depreciation and amortization expenses; Impairment losses; Transaction, acquisition, integration and other related expenses; Legal claim costs; Stock-based compensation expense; Cash severance and management transition costs; Severance-related stock compensation costs; Loss on early extinguishment of debt; New accounting standards and regulatory compliance and the related system implementation costs; Gain on marketable equity investment; Foreign currency and derivative losses (gains), net; Other expense (income) and other items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company’s Adjusted EBITDA as presented may not be comparable to others.
4We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.

We calculate FFO as Net (loss) income computed in accordance with GAAP before Real estate depreciation and amortization and Impairment losses and gain on disposal of assets. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.
We calculate Normalized FFO as FFO adjusted for Loss on early extinguishment of debt; Gain on marketable equity investment; Foreign currency and derivative losses (gains), net; New accounting standards and regulatory compliance and the related system implementation costs; Amortization of tradenames; Transaction, acquisition, integration and other related expenses; Cash severance and management transition costs; Severance-related stock compensation costs; Legal claim costs; and other items as appropriate. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.
In addition, because FFO and Normalized FFO exclude Real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to Net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn percentage is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
7Percentage CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF. Percentage CSF leased differs from CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
9Gross asset value is defined as total assets plus accumulated depreciation.
10Long-term debt and net debt exclude adjustments for deferred financing costs and bond discounts / premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities, offset by cash and cash equivalents.
11The estimated impact of the adoption of ASC 842 on Adjusted EBITDA for the last quarter annualized is $15.8 million.
12Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne’s revolving credit facility, plus the pro forma impact of the net proceeds from the settlement of the forward sale agreements.
About CyrusOne
CyrusOne (NASDAQ: CONE) is a premier global REIT specializing in design, construction and operation of more than 50 high-performance data centers worldwide. The Company provides mission-critical facilities that ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies.
A leader in hybrid-cloud and multi-cloud deployments, CyrusOne offers colocation, hyperscale, and build-to-suit environments that help customers enhance the strategic connection of their essential data infrastructure and support achievement of sustainability goals. CyrusOne data centers offer world-class flexibility, enabling clients to modernize, simplify, and rapidly respond to changing demand. Combining exceptional financial strength with a broad global footprint, CyrusOne provides customers with long-term stability and strategic advantage at scale.
# # #
Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including approximately 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 50 data centers worldwide.

•Best-in-Class Sales Force
•Flexible Solutions that Scale as Customers Grow
•Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks
•Focus on Operational Excellence and Superior Customer Service
•Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot
•National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2850 N. Harwood Street, Ste. 2200	Bruce W. Duncan, President & Chief Executive Officer	Brent Behrman, EVP of Sales
Dallas, Texas 75201	Diane M. Morefield, EVP & Chief Financial Officer*	Matt Pullen, EVP & Managing Director, Europe
Phone: (972) 350-0060	John Hatem, EVP & Chief Operating Officer	Robert M. Jackson, EVP General Counsel & Secretary
Website: www.cyrusone.com	Jonathan Schildkraut, EVP & Chief Strategy Officer
*Effective October 30, 2020, Katherine Motlagh will assume this role

Analyst Coverage

Firm	Analyst	Phone Number
BofA Securities	Michael J. Funk	(646) 855-5664
Barclays	Tim Long	(212) 526 4043
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Matthew Niknam	(212) 250-4711
Green Street	David Guarino	(949) 640-8780
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
TD Securities Inc.	Jonathan Kelcher, CFA	(416) 307-9931
Truist	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	September 30,	June 30,	September 30,	Growth %
	2020	2020	2019	Yr/Yr
Revenue	$262.8	$256.4	$250.9	5%
Net operating income	153.1	157.4	147.9	4%
Net income (loss)	(37.3)	45.0	12.6	n/m
Funds from Operations ("FFO") - Nareit defined	82.2	154.9	116.2	(29)%
Normalized Funds from Operations ("Normalized FFO")	114.4	118.9	103.9	10%
Weighted average number of common shares outstanding - diluted for Normalized FFO	119.2	115.7	113.5	5%
Income (loss) per share - basic	$(0.32)	$0.39	$0.11	n/m
Income (loss) per share - diluted	$(0.32)	$0.39	$0.11	n/m
Normalized FFO per diluted common share	$0.96	$1.03	$0.91	5%
Adjusted EBITDA	$132.2	$136.8	$127.8	3%
Adjusted EBITDA as a % of Revenue	50.3%	53.4%	50.9%	(0.6) pts

	As of
	September 30,	June 30,	September 30,	Growth %
	2020	2020	2019	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$6,791.6	$6,504.9	$5,870.8	16%
Accumulated depreciation	(1,663.4)	(1,562.7)	(1,292.7)	29%
Total investment in real estate, net	5,128.2	4,942.2	4,578.1	12%
Cash and cash equivalents	156.5	70.7	51.7	n/m
Market value of common equity	8,433.2	8,501.0	8,953.8	(6)%
Long-term debt	3,236.3	3,191.3	2,791.0	16%
Net debt	3,109.0	3,149.4	2,770.0	12%
Total enterprise value	11,542.2	11,650.4	11,723.8	(2)%
Net debt to LQA Adjusted EBITDA(a)	5.1x	5.0x	5.4x	(0.3)x

Dividend Activity
Dividends per share	$0.51	$0.50	$0.50	2%

Portfolio Statistics
Data centers	51	51	47	9%
Stabilized CSF (000)	4,134	4,055	3,935	5%
Stabilized CSF % leased	87%	88%	88%	(1) pts
Total CSF (000)	4,471	4,427	4,148	8%
Total CSF % leased	84%	83%	85%	(1) pts
Total GSF (000)	7,710	7,605	7,117	8%

(a) September 30, 2020 and June 30, 2020 periods adjusted to reflect the pro forma impact of the net proceeds from the settlement of the forward sale agreements.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2020	2019	$	%	2020	2019	$	%
Revenue(a)	$262.8	$250.9	$11.9	5%	$765.1	$727.4	$37.7	5%
Operating expenses:
Property operating expenses	109.7	103.0	6.7	7%	301.3	289.6	11.7	4%
Sales and marketing	4.5	5.1	(0.6)	(12)%	13.0	15.7	(2.7)	(17)%
General and administrative	29.7	19.8	9.9	50%	76.9	61.6	15.3	25%
Depreciation and amortization	113.1	105.4	7.7	7%	330.9	309.6	21.3	7%
Transaction, acquisition, integration and other related expenses	1.6	4.4	(2.8)	(64)%	2.1	6.2	(4.1)	(66)%
Impairment losses	8.8	0.7	8.1	n/m	11.2	0.7	10.5	n/m
Total operating expenses	267.4	238.4	29.0	12%	735.4	683.4	52.0	8%
Operating income	(4.6)	12.5	(17.1)	n/m	29.7	44.0	(14.3)	(33)%
Interest expense, net	(13.3)	(19.6)	6.3	(32)%	(43.2)	(64.4)	21.2	(33)%
Gain on marketable equity investment	4.7	12.4	(7.7)	(62)%	69.8	105.1	(35.3)	(34)%
Loss on early extinguishment of debt	(3.1)	—	(3.1)	n/m	(6.5)	—	(6.5)	n/m
Foreign currency and derivative (losses) gains, net	(22.9)	5.5	(28.4)	n/m	(31.7)	5.5	(37.2)	n/m
Other expense	—	(0.2)	0.2	(100)	—	(0.3)	0.3	(100)%
Net (loss) income before income taxes	(39.2)	10.6	(49.8)	n/m	18.1	89.9	(71.8)	(80)%
Income tax benefit	1.9	2.0	(0.1)	(5)%	4.3	3.6	0.7	19%
Net (loss) income	$(37.3)	$12.6	$(49.9)	n/m	$22.4	$93.5	$(71.1)	(76)%
(Loss) income per share - basic	$(0.32)	$0.11	$(0.43)	n/m	$0.19	$0.83	$(0.64)	(77)%
(Loss) income per share - diluted	$(0.32)	$0.11	$(0.43)	n/m	$0.19	$0.83	$(0.64)	(77)%

(a) Revenue includes metered power reimbursements of $44.6 million and $41.1 million for the three months ended September 30, 2020 and 2019, respectively, and includes metered power reimbursements of $116.5 million and $101.3 million for the nine months ended September 30, 2020 and 2019, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	December 31,	Change
	2020	2019	$	%
Assets
Investment in real estate:
Land	$181.2	$147.6	$33.6	23%
Buildings and improvements	1,918.4	1,761.4	157.0	9%
Equipment	3,341.7	3,028.2	313.5	10%
Gross operating real estate	5,441.3	4,937.2	504.1	10%
Less accumulated depreciation	(1,663.4)	(1,379.2)	(284.2)	21%
Net operating real estate	3,777.9	3,558.0	219.9	6%
Construction in progress, including land under development	1,085.9	946.3	139.6	15%
Land held for future development	264.4	206.0	58.4	28%
Total investment in real estate, net	5,128.2	4,710.3	417.9	9%
Cash and cash equivalents	156.5	76.4	80.1	n/m
Rent and other receivables, net	306.9	291.9	15.0	5%
Restricted cash	1.4	1.3	0.1	8
Operating lease right-of-use assets, net	206.9	161.9	45.0	28%
Equity investments	178.1	135.1	43.0	32%
Goodwill	455.1	455.1	—	n/m
Intangible assets, net	166.4	196.1	(29.7)	(15)%
Other assets	112.8	113.9	(1.1)	(1)%
Total assets	$6,712.3	$6,142.0	$570.3	9%
Liabilities and equity
Debt	$3,197.8	$2,886.6	$311.2	11%
Finance lease liabilities	29.2	31.8	(2.6)	(8)%
Operating lease liabilities	244.3	195.8	48.5	25%
Construction costs payable	168.2	176.3	(8.1)	(5)%
Accounts payable and accrued expenses	145.3	122.7	22.6	18%
Dividends payable	63.1	58.6	4.5	8%
Deferred revenue and prepaid rents	166.8	163.7	3.1	2%
Deferred tax liability	55.4	60.5	(5.1)	(8)%
Other liabilities	37.8	11.4	26.4	n/m
Total liabilities	4,107.9	3,707.4	400.5	11%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $0.01 par value, 500,000,000 shares authorized and 120,422,556 and 114,808,898 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1.2	1.1	0.1	9%
Additional paid in capital	3,532.9	3,202.0	330.9	10%
Accumulated deficit	(923.9)	(767.3)	(156.6)	20%
Accumulated other comprehensive loss	(5.8)	(1.2)	(4.6)	n/m
Total stockholders’ equity	2,604.4	2,434.6	169.8	7%
Total liabilities and equity	$6,712.3	$6,142.0	$570.3	9%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Revenue(a)	$262.8	$256.4	$245.9	$253.9	$250.9
Operating expenses:
Property operating expenses	109.7	99.0	92.6	93.8	103.0
Sales and marketing	4.5	3.8	4.7	4.5	5.1
General and administrative	29.7	20.3	26.9	21.8	19.8
Depreciation and amortization	113.1	109.7	108.1	108.1	105.4
Transaction, acquisition, integration and other related expenses	1.6	0.1	0.4	2.7	4.4
Impairment losses	8.8	2.4	—	0.7	—
Total operating expenses	267.4	235.3	232.7	231.6	237.7
Operating (loss) income	(4.6)	21.1	13.2	22.3	13.2
Interest expense, net	(13.3)	(13.9)	(16.0)	(17.6)	(19.6)
Gain on marketable equity investment	4.7	50.4	14.7	27.2	12.4
Loss on early extinguishment of debt	(3.1)	—	(3.4)	(71.8)	—
Foreign currency and derivative (losses) gains, net	(22.9)	(13.9)	5.1	(13.0)	5.5
Other income (expense)	—	0.1	(0.1)	0.7	(0.9)
Net (loss) income before income taxes	(39.2)	43.8	13.5	(52.2)	10.6
Income tax benefit	1.9	1.2	1.2	0.1	2.0
Net (loss) income	$(37.3)	$45.0	$14.7	$(52.1)	$12.6
(Loss) income per share - basic	$(0.32)	$0.39	$0.13	$(0.46)	$0.11
(Loss) income per share - diluted	$(0.32)	$0.39	$0.13	$(0.46)	$0.11

(a) Revenue includes metered power reimbursements of $44.6 million, $37.1 million, $34.8 million, $37.5 million and $41.1 million for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Assets
Investment in real estate:
Land	$181.2	$175.5	$172.2	$147.6	$147.3
Buildings and improvements	1,918.4	1,857.9	1,786.3	1,761.4	1,732.0
Equipment	3,341.7	3,229.5	3,106.4	3,028.2	2,950.3
Gross operating real estate	5,441.3	5,262.9	5,064.9	4,937.2	4,829.6
Less accumulated depreciation	(1,663.4)	(1,562.7)	(1,469.5)	(1,379.2)	(1,292.7)
Net operating real estate	3,777.9	3,700.2	3,595.4	3,558.0	3,536.9
Construction in progress, including land under development	1,085.9	1,024.8	990.6	946.3	836.9
Land held for future development	264.4	217.2	205.4	206.0	204.3
Total investment in real estate, net	5,128.2	4,942.2	4,791.4	4,710.3	4,578.1
Cash and cash equivalents	156.5	70.7	57.3	76.4	51.7
Rent and other receivables, net	306.9	307.0	305.3	291.9	279.3
Restricted cash	1.4	1.3	1.3	1.3	1.3
Operating lease right-of-use assets, net	206.9	204.7	208.6	161.9	90.7
Equity investments	178.1	184.9	153.1	135.1	104.3
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	166.4	174.9	184.5	196.1	203.7
Other assets	112.8	127.3	121.9	113.9	128.7
Total assets	$6,712.3	$6,468.1	$6,278.5	$6,142.0	$5,892.9
Liabilities and equity
Debt	$3,197.8	$3,156.9	$3,047.0	$2,886.6	$2,776.1
Finance lease liabilities	29.2	28.8	29.4	31.8	30.7
Operating lease liabilities	244.3	240.5	243.0	195.8	124.3
Construction costs payable	168.2	155.7	183.4	176.3	131.2
Accounts payable and accrued expenses	145.3	127.0	121.0	122.7	132.4
Dividends payable	63.1	59.7	58.7	58.6	57.7
Deferred revenue and prepaid rents	166.8	166.2	167.3	163.7	164.0
Deferred tax liability	55.4	55.8	57.0	60.5	59.6
Other liabilities	37.8	16.8	7.9	11.4	—
Total liabilities	4,107.9	4,007.4	3,914.7	3,707.4	3,476.0
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized and 120,422,556 and 114,808,898 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1.2	1.2	1.2	1.1	1.1
Additional paid in capital	3,532.9	3,305.9	3,199.9	3,202.0	3,094.2
Accumulated deficit	(923.9)	(824.7)	(811.0)	(767.3)	(657.4)
Accumulated other comprehensive loss	(5.8)	(21.7)	(26.3)	(1.2)	(21.0)
Total stockholders' equity	2,604.4	2,460.7	2,363.8	2,434.6	2,416.9
Total liabilities and equity	$6,712.3	$6,468.1	$6,278.5	$6,142.0	$5,892.9

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
Cash flows from operating activities:
Net income (loss)	$22.4	$93.5	$(37.3)	$12.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	330.9	309.6	113.1	105.4
Provision for bad debt expense	0.3	(0.2)	0.3	0.1
Gain on marketable equity investment	(69.8)	(105.1)	(4.7)	(12.4)
Foreign currency and derivative losses (gains), net	31.7	(5.5)	22.9	(5.5)
Proceeds from swap terminations	2.9	—	—	—
(Gain) loss on asset disposals	(0.1)	0.2	(0.1)	0.2
Impairment losses	11.2	0.7	9.0	0.7
Loss on early extinguishment of debt	6.5	—	3.1	—
Interest expense amortization, net	5.2	3.5	1.6	1.2
Stock-based compensation expense	13.7	12.4	6.7	4.2
Deferred income tax benefit	(7.1)	(6.4)	(2.9)	(3.0)
Operating lease cost	15.0	14.6	2.0	5.0
Other income	0.6	—	0.1	0.2

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(29.1)	(51.5)	1.9	(10.4)
Accounts payable and accrued expenses	22.0	11.8	17.3	20.0
Deferred revenue and prepaid rents	2.3	16.1	0.3	(1.9)
Operating lease liabilities	(16.7)	(16.7)	(5.6)	(6.9)
Net cash provided by operating activities	341.9	277.0	127.7	109.5
Cash flows from investing activities:
Investments in real estate	(692.2)	(727.3)	(234.2)	(212.5)
Proceeds from sale of equity investments	31.8	199.8	23.6	—
Equity investments	(6.5)	(0.3)	(1.8)	—
Proceeds from the sale of real estate assets	0.3	0.9	—	0.9
Net cash used in investing activities	(666.6)	(526.9)	(212.4)	(211.6)
Cash flows from financing activities:
Issuance of common stock, net	325.9	253.3	222.6	0.7
Dividends paid	(174.7)	(153.5)	(58.6)	(52.2)
Payment of deferred financing costs	(15.1)	—	(2.6)	—
Proceeds from revolving credit facility	595.5	534.3	156.7	246.5
Repayments of revolving credit facility	(966.7)	(183.2)	(243.6)	(183.2)
Proceeds from Euro bond	561.2	—	11.0	—
Proceeds from unsecured term loan	1,100.0	—	—	—
Repayments of unsecured term loan	(1,400.0)	(200.0)	(300.0)	—
Proceeds from issuance of senior notes	395.2	—	395.2	—
Payments on finance lease liabilities	(2.0)	(2.1)	(0.7)	(0.9)
Tax payment upon exercise of equity awards	(8.6)	(9.0)	(2.2)	(0.2)
Net cash provided by financing activities	410.7	239.8	177.8	10.7
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5.8)	(1.3)	(7.2)	(1.0)
Net increase (decrease) in cash, cash equivalents and restricted cash	80.2	(11.4)	85.9	(92.4)
Cash, cash equivalents and restricted cash at beginning of period	77.7	64.4	72.0	145.4
Cash, cash equivalents and restricted cash at end of period	$157.9	$53.0	$157.9	$53.0

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $17.0 million and $26.2 million in 2020 and 2019, respectively	$36.3	$109.0	$6.3	$46.3
Cash paid for income taxes	3.2	3.0	3.1	0.2
Non-cash investing and financing activities:
Construction costs payable	168.2	131.2	168.2	131.2
Dividends payable	63.1	57.7	63.1	57.7

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2020	2019	$	%	2020	2019	$	%
Net (loss) income	$(37.3)	$12.6	$(49.9)	n/m	$22.4	$93.5	$(71.1)	(76)%
Sales and marketing expenses	4.5	5.1	(0.6)	(12)%	13.0	15.7	(2.7)	(17)%
General and administrative expenses	29.7	19.8	9.9	50%	76.9	61.6	15.3	25%
Depreciation and amortization expenses	113.1	105.4	7.7	7%	330.9	309.6	21.3	7%
Transaction, acquisition, integration and other related expenses	1.6	4.4	(2.8)	(64)%	2.1	6.2	(4.1)	(66)%
Interest expense, net	13.3	19.6	(6.3)	(32)%	43.2	64.4	(21.2)	(33)%
Gain on marketable equity investment	(4.7)	(12.4)	7.7	(62)%	(69.8)	(105.1)	35.3	(34)%
Loss on early extinguishment of debt	3.1	—	3.1	n/m	6.5	—	6.5	n/m
Impairment losses	8.8	0.7	8.1	n/m	11.2	0.7	10.5	n/m
Foreign currency and derivative losses (gains), net	22.9	(5.5)	28.4	n/m	31.7	(5.5)	37.2	n/m
Other income	—	0.2	(0.2)	n/m	—	0.3	(0.3)	n/m
Income tax benefit	(1.9)	(2.0)	0.1	(5)%	(4.3)	(3.6)	(0.7)	19%
Net Operating Income	$153.1	$147.9	$5.2	4%	$463.8	$437.8	$26.0	6%
CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2019	$	%	2020	2020	2020	2019	2019
Net Operating Income
Revenue	$765.1	$727.4	$37.7	5%	$262.8	$256.4	$245.9	$253.9	$250.9
Property operating expenses	301.3	289.6	11.7	4%	109.7	99.0	92.6	93.8	103.0
Net Operating Income (NOI)	$463.8	$437.8	$26.0	6%	$153.1	$157.4	$153.3	$160.1	$147.9
NOI as a % of Revenue	60.6%	60.2%			58.3%	61.4%	62.3%	63.1%	58.9%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$22.4	$93.5	$(71.1)	(76)%	$(37.3)	$45.0	$14.7	$(52.1)	$12.6
Interest expense, net	43.2	64.4	(21.2)	(33)%	13.3	13.9	16.0	17.6	19.6
Income tax benefit	(4.3)	(3.6)	(0.7)	19	(1.9)	(1.2)	(1.2)	(0.1)	(2.0)
Depreciation and amortization expenses	330.9	309.6	21.3	7%	113.1	109.7	108.1	108.1	105.4
Impairment losses and (gain) loss on disposal of assets	11.1	1.0	10.1	n/m	8.8	2.4	0.1	—	1.0
EBITDA (Nareit definition)(a)	$403.3	$464.9	$(61.6)	(13)%	$96.0	$169.8	$137.7	$73.5	$136.6

Transaction, acquisition, integration and other related expenses	2.2	6.2	(4.0)	(65)%	1.6	0.1	0.5	2.7	4.4
Legal claim costs	0.3	0.6	(0.3)	(50)	0.1	0.1	0.1	0.5	0.4
Stock-based compensation expense	11.1	12.4	(1.3)	(10)%	4.2	3.4	3.5	4.3	4.2
Cash severance and management transition costs	13.2	—	13.2	n/m	6.4	—	6.8	(0.7)	—
Severance-related stock compensation costs	2.7	—	2.7	n/m	2.6	—	0.1	—	—
Loss on early extinguishment of debt	6.5	—	6.5	n/m	3.1	—	3.4	71.8	—
New accounting standards and regulatory compliance and the related system implementation costs	—	0.8	(0.8)	n/m	—	—	—	—	0.2
Gain on marketable equity investment	(69.8)	(105.1)	35.3	(34)%	(4.7)	(50.4)	(14.7)	(27.2)	(12.4)
Foreign currency and derivative losses (gains), net	31.7	(5.5)	37.2	n/m	22.9	13.9	(5.1)	13.0	(5.5)
Other expense (income)	—	—	—	n/m	—	(0.1)	0.1	—	(0.1)
Adjusted EBITDA	$401.2	$374.3	$26.9	7%	$132.2	$136.8	$132.4	$137.9	$127.8
Adjusted EBITDA as a % of Revenue	52.4%	51.5%			50.3%	53.4%	53.8%	54.3%	50.9%
(a)We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP Net income (loss) plus Interest expense, net, Income tax benefit, Depreciation and amortization expenses and Impairment losses. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2019	$	%	2020	2020	2020	2019	2019
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$22.4	$93.5	$(71.1)	(76)%	$(37.3)	$45.0	$14.7	$(52.1)	$12.6
Real estate depreciation and amortization	324.0	302.9	21.1	7%	110.7	107.5	105.8	105.6	102.6
Impairment losses and (gain) loss on disposal of assets	11.1	1.0	10.1	n/m	8.8	2.4	(0.1)	0.1	1.0
Funds from Operations ("FFO") - Nareit defined	$357.5	$397.4	$(39.9)	(10)%	$82.2	$154.9	$120.4	$53.6	$116.2

Loss on early extinguishment of debt	6.5	—	6.5	n/m	3.1	—	3.4	71.8	—
Gain on marketable equity investment	(69.8)	(105.1)	35.3	(34)%	(4.7)	(50.4)	(14.7)	(27.2)	(12.4)
Foreign currency and derivative losses (gains), net	31.7	(5.5)	37.2	n/m	22.9	13.9	(5.1)	13.0	(5.5)
New accounting standards and regulatory compliance and the related system implementation costs	—	0.8	(0.8)	n/m	—	—	—	—	0.2
Amortization of tradenames	0.8	0.9	(0.1)	(11)%	0.2	0.3	0.3	0.4	0.6
Transaction, acquisition, integration and other related expenses	2.2	6.2	(4.0)	(65)%	1.6	0.1	0.5	2.3	4.4
Cash severance and management transition costs	13.2	—	13.2	n/m	6.4	—	6.8	(0.7)	—
Severance-related stock compensation costs	2.7	—	2.7	n/m	2.6	—	0.1	—	—
Legal claim costs	0.3	0.6	(0.3)	(50)	0.1	0.1	0.1	0.5	0.4
Normalized Funds from Operations (Normalized FFO)	$345.1	$295.3	$49.8	17%	$114.4	$118.9	$111.8	$113.7	$103.9
Normalized FFO per diluted common share	$2.96	$2.63	$0.33	13%	$0.96	$1.03	$0.97	$0.99	$0.91
Weighted average diluted common shares outstanding	116.7	111.9	4.8	4%	119.2	115.7	115.1	114.4	113.5

Additional Information:
Amortization of deferred financing costs and bond premium / discount	5.2	3.6	1.6	44%	1.6	1.6	2.0	1.4	1.2
Stock-based compensation expense	11.1	12.4	(1.3)	(10)%	4.2	3.4	3.5	4.3	4.2
Non-real estate depreciation and amortization	6.1	5.8	0.3	5%	2.1	2.0	2.0	2.1	2.0
Straight line rent adjustments(a)	(7.0)	(22.8)	15.8	(69)%	(6.6)	(2.1)	1.7	(3.8)	(5.9)
Deferred revenue, primarily installation revenue(b)	0.3	8.9	(8.6)	(97)%	0.2	2.3	(2.2)	(2.3)	(1.7)
Leasing commissions	(10.9)	(9.6)	(1.3)	14%	(5.3)	(3.2)	(2.4)	(4.8)	(2.8)
Recurring capital expenditures	(13.0)	(8.8)	(4.2)	48%	(3.1)	(6.4)	(3.5)	(1.1)	(4.5)

(a)Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt and Interest Summary
(Unaudited)
    Market Capitalization (as of September 30, 2020)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of September 30, 2020	Market Value Equivalents (in millions)
Common shares	120,422,556	$70.03	$8,433.2
Net Debt			3,109.0
Total Enterprise Value (TEV)			$11,542.2

    Reconciliation of Net Debt

	September 30,	June 30,	September 30,
(dollars in millions)	2020	2020	2019
Long-term debt(a)	$3,236.3	$3,191.3	$2,791.0
Finance lease liabilities	29.2	28.8	30.7
Less:
Cash and cash equivalents	(156.5)	(70.7)	(51.7)
Net Debt	$3,109.0	$3,149.4	$2,770.0
(a)     Excludes adjustment for deferred financing costs and unamortized bond discounts.

    Interest Summary

	Three Months Ended
	September 30,	June 30,	September 30,	% Change
(dollars in millions)	2020	2020	2019	Yr/Yr
Interest expense and fees, net	$17.3	$17.7	$26.4	(34)%
Amortization of deferred financing costs and bond premium / discount	1.6	1.6	1.2	33%
Capitalized interest	(5.6)	(5.4)	(8.0)	(30)%
Total interest expense, net	$13.3	$13.9	$19.6	(32)%

CyrusOne Inc.
Debt Schedule and Debt Covenants
(Unaudited)

    Debt Schedule (as of September 30, 2020)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility - EUR(a)(b)	140.7	EURIBOR + 100 bps(c)	March 2025(d)
Revolving credit facility - GBP(a)(e)	109.4	GBP LIBOR + 100 bps(f)	March 2025(d)
Term loan(g)	800.0	USD LIBOR + 120 bps(h)	March 2025(i)
2.900% USD senior notes due 2024	600.0	2.900%	November 2024
1.450% EUR senior notes due 2027(j)	586.2	1.450%	January 2027
3.450% USD senior notes due 2029	600.0	3.450%	November 2029
2.150% USD senior notes due 2030	400.0	2.150%	November 2030
Total long-term debt(k)	$3,236.3	2.13%(l)

Weighted average term of debt:	6.3	years
(a)Revolving credit facility includes 0.20% facility fee on entire revolving credit facility commitment of $1.4 billion.
(b)Amount outstanding is USD-equivalent of €120 million.
(c)Interest rate as of September 30, 2020: 1.00%.
(d)Assuming exercise of 12-month extension option.
(e)Amount outstanding is USD-equivalent of £85 million.
(f)Interest rate as of September 30, 2020: 1.05%.
(g)$500 million of $800 million synthetically converted into €451 million pursuant to a USD-EUR cross currency swap; $300 million swapped pursuant to USD floating to fixed interest rate swap.
(h)Interest rate as of September 30, 2020: 1.35%; weighted average interest rate pursuant to swaps: 1.38%.
(i)Assumes exercise of two 12-month extension options on $100 million tranche.
(j)Amount outstanding is USD-equivalent of €500 million.
(k)Excludes adjustment for deferred financing costs and unamortized bond discounts.
(l)Weighted average interest rate calculated using lower interest rate on swapped amount.

    Debt Covenants - Senior Notes (as of September 30, 2020)

Ratios	Requirement	September 30, 2020
Total Outstanding Indebtedness to Total Assets	≤ 60%	40%
Secured Indebtedness to Total Assets	≤ 40%	0%
Consolidated EBITDA to Interest Expense	≥ 1.50x	6.99x
Total Unencumbered Assets to Unsecured Indebtedness	≥ 150%	248%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of September 30, 2020		As of June 30, 2020		As of September 30, 2019
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,166	93%	1,166	92%	1,113	91%
Dallas	621	71%	621	71%	621	71%
Phoenix	581	92%	581	92%	509	100%
Cincinnati	402	73%	402	73%	402	78%
San Antonio	367	96%	367	96%	300	100%
Houston	308	62%	308	62%	308	64%
New York Metro	290	79%	245	76%	228	76%
Chicago	203	79%	203	78%	203	73%
Austin	106	77%	106	76%	106	81%
Raleigh-Durham	94	95%	94	96%	83	100%
Total - Domestic	4,138	84%	4,093	83%	3,872	84%
London	148	83%	148	70%	128	81%
Frankfurt	144	99%	144	99%	144	99%
Amsterdam	39	100%	39	100%	—	—%
Singapore	3	20%	3	20%	3	22%
Total - International	334	91%	334	85%	275	90%
Total - Portfolio	4,471	84%	4,427	83%	4,148	85%
Stabilized Properties(c)	4,134	87%	4,055	88%	3,935	88%

(a)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment. May not sum to total due to rounding.
(b)CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(c)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2020 Guidance

Category	Previous 2020 Guidance	Current 2020 Guidance
Total Revenue	$1,010 - 1,045 million	$1,020 - 1,035 million
Lease and Other Revenues from Customers	$865 - 890 million	$865 - 875 million
Metered Power Reimbursements	$145 - 155 million	$155 - 160 million
Adjusted EBITDA	$525 - 550 million	$535 - 540 million
Normalized FFO per diluted common share	$3.75 - 3.90	$3.80 - 3.90
Capital Expenditures	$850 - 950 million	$900 - 1,000 million
Development(1)	$835 - 930 million	$885 - 980 million
Recurring	$15 - 20 million	$15 - 20 million

         (1)Development capital expenditures include the acquisition of land for future development.
CyrusOne is updating guidance for full year 2020, tightening the guidance ranges for Total Revenue and Adjusted EBITDA, increasing the lower end of the guidance range for Normalized FFO per diluted common share, and increasing the upper and lower ends of the guidance range for Capital Expenditures and Capital Expenditures - Development. The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates. The COVID-19 pandemic continues to evolve rapidly and the potential impact on our business remains uncertain and unpredictable.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Total Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including Net income (loss) and adjustments that could be made for Transaction, acquisition, integration and other related expenses, Legal claim costs, Impairment losses and loss on disposal of assets and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2020
(Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$94,021	428	79%	79%	83	46%	133	644	—	62
Northern Virginia - Sterling V	Northern Virginia	68,326	383	99%	99%	11	100%	145	539	64	66
Northern Virginia - Sterling VI	Northern Virginia	56,199	272	100%	100%	35	—%	—	307	—	57
Northern Virginia - Sterling II	Northern Virginia	34,770	159	100%	100%	9	100%	55	223	—	30
Somerset I	New York Metro	34,421	108	81%	81%	27	99%	149	284	28	16
San Antonio III	San Antonio	32,288	132	100%	100%	9	100%	43	184	—	24
Chicago - Aurora I	Chicago	30,138	113	98%	98%	34	100%	223	371	27	71
Phoenix - Chandler VI	Phoenix	30,007	148	100%	100%	6	100%	32	187	279	24
Houston - Houston West I	Houston	29,322	112	75%	75%	11	100%	37	161	3	28
Frankfurt II	Frankfurt	28,637	90	100%	100%	9	100%	72	171	10	35
Dallas - Lewisville*	Dallas	28,061	114	79%	79%	11	60%	54	180	—	21
Cincinnati - 7th Street***	Cincinnati	26,784	197	54%	54%	6	61%	175	378	46	16
Totowa - Madison**	New York Metro	26,258	51	87%	87%	22	86%	59	133	—	6
Cincinnati - North Cincinnati	Cincinnati	26,010	65	99%	99%	45	79%	53	163	65	14
Frankfurt I	Frankfurt	24,238	53	97%	97%	8	91%	57	118	—	18
Phoenix - Chandler II	Phoenix	24,121	74	100%	100%	6	53%	26	105	—	12
Phoenix - Chandler I	Phoenix	23,081	74	99%	99%	35	12%	39	147	31	16
Phoenix - Chandler III	Phoenix	22,455	68	100%	100%	2	—%	30	101	—	14
Houston - Houston West II	Houston	22,188	80	73%	73%	4	97%	55	139	11	12
Austin III	Austin	22,122	62	69%	69%	15	81%	21	98	67	9
Raleigh-Durham I	Raleigh-Durham	20,306	94	88%	95%	16	95%	82	192	235	17
San Antonio I	San Antonio	19,404	44	99%	99%	6	83%	46	96	11	12
Northern Virginia - Sterling III	Northern Virginia	19,364	79	100%	100%	7	100%	34	120	—	15
Wappingers Falls I**	New York Metro	18,904	37	62%	62%	20	87%	15	72	—	3
Northern Virginia - Sterling I	Northern Virginia	18,139	78	100%	100%	6	69%	49	132	—	12
Northern Virginia - Sterling IV	Northern Virginia	17,397	81	100%	100%	7	100%	34	122	—	15
Phoenix - Chandler V	Phoenix	16,891	72	100%	100%	1	95%	16	89	13	12
Austin II	Austin	15,739	44	90%	90%	2	100%	22	68	—	5
San Antonio II	San Antonio	15,617	64	100%	100%	11	100%	41	117	—	12
London I*	London	13,420	30	100%	100%	12	56%	58	100	9	12
Phoenix - Chandler IV	Phoenix	12,876	73	100%	100%	3	100%	27	103	—	12
London II*	London	12,252	64	100%	100%	10	100%	93	166	4	21
San Antonio IV	San Antonio	11,862	60	100%	100%	12	100%	27	99	—	12
Cincinnati - Hamilton*	Cincinnati	11,254	47	73%	73%	1	100%	35	83	—	10
Florence	Cincinnati	11,089	53	99%	99%	47	87%	40	140	—	9
Houston - Galleria	Houston	9,818	63	39%	39%	23	24%	25	112	—	14
Houston - Houston West III	Houston	7,170	53	44%	46%	10	13%	32	95	209	6
London - Great Bridgewater**	London	7,053	10	96%	96%	—	—%	1	11	—	1
Stamford - Riverbend**	New York Metro	7,052	20	23%	23%	—	—%	8	28	—	2
Chicago - Aurora II (DH #1)	Chicago	6,422	77	53%	53%	45	1%	14	136	272	16
Norwalk I**	New York Metro	5,315	13	100%	100%	4	49%	41	58	87	2
Cincinnati - Mason	Cincinnati	4,996	34	100%	100%	26	98%	17	78	—	4
Dallas - Allen (DH #1)	Dallas	2,506	79	15%	15%	—	—%	58	137	204	6
Chicago - Lombard	Chicago	2,494	14	66%	66%	4	45%	12	30	29	3
Amsterdam I	Amsterdam	2,331	39	100%	100%	15	100%	40	94	207	4
Stamford - Omega**	New York Metro	941	—	—%	—%	19	53%	4	22	—	—
Totowa - Commerce**	New York Metro	635	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	630	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	376	3	20%	20%	—	—%	—	3	—	1
London III*	London	4	20	100%	100%	2	100%	45	67	1	6
Stabilized Properties - Total		$975,706	4,134	87%	87%	725	64%	2,381	7,240	1,912	791

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2020
(Unaudited)

			Gross Square Feet (GSF)(a)							Powered Shell Available for Future Development (GSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$975,706	4,134	87%	87%	725	64%	2,381	7,240	1,912	791

Pre-Stabilized Properties(b)
Northern Virginia - Sterling VIII	Northern Virginia	8,745	61	37%	37%	4	—%	25	90	—	6
Somerset I (DH #14)	New York Metro	1,575	16	71%	79%	—	—%	—	16	—	2
Northern Virginia - Sterling IX	Northern Virginia	454	53	10%	26%	1	—%	66	120	187	6
Phoenix - Chandler V (DH #2)	Phoenix	288	71	35%	35%	1	100%	8	81	—	6
San Antonio V	San Antonio	280	67	79%	79%	7	100%	21	94	9	9
London I*(DH #1)	London	—	8	—%	—%	—	—%	—	8	—	3
London II*(DH #3)	London	—	17	—%	—%	—	—%	—	17	—	7
Somerset I (DH #15)	New York Metro	—	45	—%	100%	—	—%	—	45	—	6
All Properties - Total		$987,049	4,471	83%	84%	738	63%	2,501	7,710	2,107	836

*    Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.
**    Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
(b)Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2020 multiplied by 12. For the month of September 2020, customer reimbursements were $183.4 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2018 through September 30, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2020 was $977.2 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)CSF represents the GSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.
(e)Percent occupied is determined based on CSF billed to customers under signed leases as of September 30, 2020 divided by total CSF. Leases signed but that have not commenced billing as of September 30, 2020 are not included.
(f)Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.
(g)Represents the GSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.
(h)Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of September 30, 2020 divided by total Office & Other space. Leases signed but not commenced as of September 30, 2020 are not included.
(i)Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(j)Represents the GSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.
(k)Represents space that is under roof that could be developed in the future for operating GSF, rounded to the nearest 1,000.
(l)Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
GSF Under Development
As of September 30, 2020
(Dollars in millions)
(Unaudited)

			GSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
Frankfurt III (DH #1)	Frankfurt	4Q'20	85	13	72	—	170	31.0	134	22-56	156-190
Northern Virginia - Sterling VII	Northern Virginia	4Q'20	—	—	—	167	167	—	56	35-44	91-100
Council Bluffs I	Iowa	4Q'20	42	14	18	42	115	5.0	34	26-32	60-66
San Antonio V	San Antonio	4Q'20	67	—	18	—	85	6.0	14	21-25	35-39
Chandler V	Phoenix	4Q'20	—	—	—	—	—	6.0	3	21-23	24-26
London III	London	1Q'21	19	—	—	—	19	6.0	—	29-34	29-34
Somerset I (DH #15 and #16)	New York	1Q'21	54	—	9	—	63	5.0	3	33-38	36-41
Dublin I	Dublin	1Q'21	39	10	33	113	195	6.0	51	29-36	80-87
Frankfurt III (DH #2, #3 and #4)	Frankfurt	2Q'21	39	6	43	—	88	13.0	11	42-53	53-64
Total			345	44	192	321	902	78.0	$306	$258-341	$564-647

(a)Represents GSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.
(b)London development costs are GBP-denominated and shown as USD-equivalent using exchange rate of 1.29. Dublin and Frankfurt development costs are EUR-denominated and shown as USD-equivalent using exchange rate of 1.17 as of September 30, 2020.
(c)Represents GSF under construction that, upon completion, will be powered shell available for future development into operating GSF.
(d)Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.
(e)Actual to date is the cash investment as of September 30, 2020. There may be accruals above this amount for work completed, for which cash has not yet been paid.
(f)Represents management’s estimate of the total costs required to complete the current GSF under development. There may be an increase in costs if customers require greater power density.

Capital Expenditures - Investment in Real Estate(a)	Three Months Ended	Nine Months Ended
(dollars in millions)	September 30, 2020	September 30, 2020
Capital expenditures - investment in real estate	$231.1	$679.2
(a) Excludes recurring capital expenditures.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of September 30, 2020
(Unaudited)

	As of
Market	September 30, 2020
Amsterdam	8
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Council Bluffs, Iowa	10
Dallas	57
Dublin	15
Frankfurt	2
Houston	20
London	33
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	12
Santa Clara	23
Total Available(a)	534
Book Value of Total Available	$264.4	million
(a)Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of September 30, 2020
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
3Q'20	415	15,000	3,756	$894	54
Prior 4Q Avg.	439	175,750	25,254	$3,246	85
2Q'20	396	150,000	21,956	$3,070	84
1Q'20	460	289,000	43,586	$4,994	98
4Q'19	450	28,000	4,703	$1,063	55
3Q'19(f)	451	236,000	30,769	$3,856	104
(a)    Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.
(b)    CSF represents the GSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.
(c)    Represents maximum contracted kW that customers may draw during lease period, and subject to full build out of projects subject to additional conditions. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.
(d)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 1Q'20, $0.2 million in 4Q'19, 2Q'20 and 3Q'20, and $0.1 million in 3Q'19.
(e)    Calculated on a CSF-weighted basis.
(f) 3Q'19 leasing statistics updated from those reported in 3Q'19-1Q'20 earnings materials to remove the prior inclusion of the paid reservation that was exercised in 2Q'20 and included in the 2Q'20 leasing results (30,000 CSF, 4.5 MW, and approximately $0.5 million in monthly recurring rent).

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of September 30, 2020
(Dollars in thousands)
(Unaudited)
(a)    Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 1Q'20, $0.2 million in 1Q'19, 4Q'19, 2Q'20 and 3Q'20, and $0.1 million in 4Q'18, 2Q'19 and 3Q'19.
(b) 3Q'19 leasing statistics updated from those reported in 3Q'19-1Q'20 earnings materials to remove the prior inclusion of the paid reservation that was exercised in 2Q'20 and included in the 2Q'20 leasing results (30,000 CSF, 4.5 MW, and approximately $0.5 million in monthly recurring rent).

CyrusOne Inc.
Customer Sector Diversification(a)
As of September 30, 2020
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	11	$195,861	19.8%	92.5
2	Information Technology	11	71,042	7.2%	23.3
3	Information Technology	5	61,076	6.2%	48.1
4	Information Technology	7	40,112	4.1%	43.4
5	Information Technology	7	34,282	3.5%	35.7
6	Information Technology	5	32,765	3.3%	30.6
7	Information Technology	6	18,456	1.9%	36.2
8	Financial Services	1	17,260	1.7%	126.0
9	Healthcare	2	16,051	1.6%	87.0
10	Research and Consulting Services	3	15,670	1.6%	14.4
11	Industrials	5	10,941	1.1%	14.7
12	Financial Services	4	10,851	1.1%	90.0
13	Telecommunication Services	2	10,486	1.1%	12.5
14	Telecommunication Services	2	10,151	1.0%	42.3
15	Information Technology	1	9,757	1.0%	41.6
16	Consumer Staples	3	9,575	1.0%	5.2
17	Telecommunication Services	8	9,573	1.0%	6.7
18	Telecommunication Services	1	8,042	0.8%	85.3
19	Information Technology	1	7,609	0.8%	9.6
20	Information Technology	3	7,212	0.7%	44.2
			$596,771	60.5%	57.7

(a)Customers and their affiliates are consolidated.
(b)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2020, multiplied by 12. For the month of September 2020, customer reimbursements were $183.4 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2018 through September 30, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2020 was $977.2 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(c)Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2020, which was approximately $987.0 million.
(d)Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2020, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of September 30, 2020
(Unaudited)

GSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased GSF(c) (000)	Percentage of Portfolio Leased GSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	634	67%	132	2%	$87,351	9%
1000-2499	114	12%	177	3%	45,729	5%
2500-4999	72	7%	253	5%	52,047	5%
5000-9999	49	5%	348	6%	57,912	6%
10000+	82	9%	4,927	84%	744,010	75%
Total	951	100%	5,837	100%	$987,049	100%

(a)Represents all leases in our portfolio, including colocation, office and other leases.
(b)Represents the number of customers occupying data center, office and other space as of September 30, 2020. This may vary from total customer count as some customers may be under contract but have yet to occupy space.
(c)Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased GSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.
(d)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2020, multiplied by 12. For the month of September 2020, customer reimbursements were $183.4 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2018 through September 30, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2020 was $977.2 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of September 30, 2020
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating GSF Expiring (000)	Percentage of Total GSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,872	24%
Month-to-Month	1,202	99	1%	$23,420	2%	$23,804	2%
2020	538	229	3%	46,932	5%	47,099	4%
2021	3,594	789	10%	179,248	18%	180,619	17%
2022	1,639	716	9%	130,378	13%	135,563	13%
2023	1,292	985	13%	155,217	16%	163,328	15%
2024	249	544	7%	107,671	11%	116,582	11%
2025	134	272	4%	42,874	4%	54,214	5%
2026	61	660	9%	97,811	10%	104,246	10%
2027	43	532	7%	90,151	9%	100,734	9%
2028	17	278	4%	36,010	4%	40,567	4%
2029	7	83	1%	6,777	1%	8,801	1%
2030 - Thereafter	27	650	8%	70,560	7%	96,171	9%
Total	8,803	7,710	100%	$987,049	100%	$1,071,728	100%

(a)Leases that were auto-renewed prior to September 30, 2020 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.
(b)Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.
(c)Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2020, multiplied by 12. For the month of September 2020, customer reimbursements were $183.4 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2018 through September 30, 2020, customer reimbursements under leases with separately metered power constituted between 13.5% and 19.4% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2020 was $977.2 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2020 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.
(d)Represents the final monthly contractual rent under existing customer leases that had commenced as of September 30, 2020, multiplied by 12.